Exhibit 10.1

CONSULTING AGREEMENT

Effective May 11, 2018, (the “Effective Date”) Patricia Scheller (“Consultant”) and Viveve Medical, Inc. (“Company”) agree as follows:

1.      Services; Payment; No Violation of Rights or Obligations. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit A. Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to Services will be performed by and only by Consultant or by employees of Consultant and only those such employees who have been agreed upon in writing in advance by Company. Consultant agrees that Consultant will not (and will not permit others to) violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose at any time Consultant’s own or any third party’s confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.

2.        Ownership Rights; Proprietary Information; Publicity.

a.     Company shall own all right, title and interest (including all intellectual property rights of any sort throughout the world) relating to any and all inventions, works of authorship, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Consultant during the term of this Agreement that relate to the subject matter of or arise out of or in connection with the Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact, coupled with an interest, to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant and all other creators or owners of the applicable Invention.

b.     Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) developed, learned or obtained by or on behalf of Consultant during the period that Consultant is to be providing the Services that relate to Company or the business or demonstrably anticipated business of Company or in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Proprietary information also includes information received in confidence by the Company from its customers or suppliers or other third parties. Consultant shall hold in confidence and not disclose or, except in performing the Services, use or permit to be used any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant, provided that Consultant must promptly notify Company of any knowledge of the same. Upon termination or as otherwise requested by Company, Consultant will promptly provide to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

c.     As additional protection for Proprietary Information, Consultant agrees that during the period over which it is to be providing the Services and for one (1) year thereafter, Consultant will not directly or indirectly encourage or solicit any employee or consultant of Company to leave Company for any reason.

d.     To the extent allowed by law, Section 2(a) and any license granted Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world, and without any further compensation, Company may and is hereby authorized to (and to allow others to) use Consultant’s name in connection with promotion of its business, products or services. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible and agrees not to assert any Moral Rights with respect thereto. Consultant will confirm any such ratifications and consents from time to time as requested by Company. If any other person is in any way involved in any Services, Consultant will obtain the foregoing ratifications, consents and authorizations from such person for Company’s exclusive benefit.

e.     If any part of the Services or Inventions or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to Consultant (or any person involved in the Services) and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or exploitation of the Services, Inventions, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

3.       Warranties and Other Obligations. Consultant represents, warrants and covenants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions nor any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to allow it to provide Company with the assignments and rights provided for herein (and has written enforceable agreements with all persons necessary to give it the rights to do the foregoing and otherwise fully perform this Agreement); (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services; and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect.

4.       Termination. If either party breaches a material provision of this Agreement the other party may terminate this Agreement upon ten (10) days’ notice, unless the breach is cured within the notice period. Company also may terminate this Agreement, with or without cause, and with or without notice five months after the Effective Date without breach of this Agreement. Consultant may terminate this Agreement upon fifteen (15) days’ notice. Upon termination of this Agreement, Company shall pay all amounts due for the Services completed prior to the termination date of this Agreement. Sections 2 (subject to the limitations set forth in Section 2(c)) through 9 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration. Company may communicate the obligations contained in this Agreement to any other (or potential) client or employer of Consultant.

5.       Relationship of the Parties; Independent Contractor; No Employee Benefits; Taxes; Indemnification. Notwithstanding any provision hereof, Consultant is an independent contractor and is not an employee, agent, partner or joint venturer of Company and shall not bind nor attempt to bind Company to any contract. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and employee between Company and Consultant, or any employee or agent of Consultant. Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Consultant, but Consultant shall be solely responsible for the manner and hours in which the Services are performed under this Agreement. Consultant shall not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Consultant. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all taxes, including without limitation all federal and state income tax, social security taxes and unemployment, disability insurance and workers’ compensation applicable to Consultant and any person who performs Services in connection with this Agreement, and that Consultant will not be eligible for any employee benefits (nor does Consultant desire any of them) and expressly waives any entitlement to such benefits.

6.        Indemnification. Consultant agrees to indemnify and hold the Company, its affiliates and their respective directors, officers, agents and employees harmless to the extent of any obligation imposed on the Company (i) to pay withholding taxes or similar items . Consultant further agrees to indemnify and hold the Company, its affiliates and their respective directors, officers, agents and employees harmless from and against all claims, demands, losses, damages and judgments, including court costs and attorneys’ fees, arising out of or based upon any breach or alleged breach by Consultant of any representation, warranty, certification, covenant, obligation or other agreement set forth in this Agreement.

7.       Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any rights or obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void. Company may fully assign and transfer this Agreement in whole or part.

8.       Notice. All notices under this Agreement shall be in writing and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or to such other address as such party last provided to the other by written notice.

9.       Whistleblower Protection. For the avoidance of doubt, Consultant understands that pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

10.      Miscellaneous.

a.     Any breach of Section 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

b.     The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties.

c.     In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

d.     This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.

e.     This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties, provided that Section 7 of the Employment Agreement between Consultant and the Company, dated February 27, 2018 (except as modified in Exhibit A to this Agreement), the Confidential Information and Invention Assignment Agreement between Consultant and the Company, dated February 27, 2018, and the Separation Agreement and Release between Consultant and Company executed simultaneously herewith, remain in full force and effect. Consultant represents and warrants that she is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

f.     Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

g.     In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

h.     This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

VIVEVE MEDICAL, INC.

Dated: May 30, 2018	By:	/s/ Scott Durbin
	Name:	Scott Durbin
	Title:	Chief Executive Officer

PATRICIA SCHELLER

Dated: May 30, 2018	/s/ Patricia Scheller

Address:

EXHIBIT A

TERM

The term during which Consultant will provide services under this Agreement will be for six (6) months from the effective date of this Agreement, unless terminated earlier under Section 4 above, whichever occurs first (the “Consulting Period”).

SERVICES

The services to be provided by Consultant will consist of advising on activities relating to ongoing patent litigation, ongoing employment litigation, corporate transactions and any other services as may be requested by the Company (collectively, the “Services”). The Services shall also include Consultant providing full cooperation with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Consultant was employed by the Company, excluding any such claims or actions brought or asserted by the Company against Consultant. The Consultant’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times.

FEES/EXPENSES

The Company agrees to pay Consultant a fee of $16,000 per month (the “Consulting Fee”) for the Services performed during the Consulting Period. The Consulting Fee shall be earned and paid in arrears on a monthly basis.

Expense reimbursement (limited to required, reasonable expenses authorized in writing by Company in advance, and payable after itemized invoice and delivery of receipts).

Consultant acknowledges and agrees that during the Consulting Period, Consultant shall not be entitled to any per diem fees addressed in Section 7(c) of the Employment Agreement between Consultant and the Company, dated February 27, 2018. Any such rights are suspended and superseded by the terms of this Agreement during the Consulting Period. Consultant acknowledges and agrees that immediately after the Consulting Period, Consultant’s rights and obligations under Section 7(c) of the Employment Agreement shall continue in full force and effect, and should Consultant be needed to cooperate with the Company after the end of the Consulting Period she will do so per the terms of Section 7(c) of the Employment Agreement.